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EXHIBIT 23.1
CONSENT OF COOPERS & LYBRAND L.L.P.




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated
December 18, 1996, on our audits of the consolidated financial statements of Multimedia Games, Inc. and Subsidiaries as of September 30, 1996 and for the years ended September 30, 1996 and 1995, which report is included in the Company's annual report on Form 10-KSB for the year ended September 30, 1996. We also consent to the reference to our firm under the caption "EXPERTS."


COOPERS & LYBRAND L.L.P.

Tulsa Oklahoma
June 2, 1997





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